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Exhibit 21.01

NEW FRONTIER MEDIA, INC. SUBSIDIARIES(1)

1)
Colorado Satellite Broadcasting, Inc., a Colorado corporation, d/b/a The Erotic Networks

2)
MRG Entertainment, Inc., a California corporation, d/b/a Mainline Releasing and Lifestyles Entertainment

3)
Lightning Entertainment Group, Inc., a Colorado corporation, d/b/a Lightning Media, Lightning Home Entertainment and Lightning Entertainment

4)
SG Productions, Inc., a California corporation

5)
New Frontier Technologies Corporation, a Colorado corporation

6)
Ten Sales, Inc., a Colorado corporation

7)
NF Technologies BV, a Netherlands corporation

8)
Food Technologies International, LLC, a Colorado corporation

9)
Media Source Technology, Inc., a Colorado corporation

10)
NF Technologies SARL, a Luxembourg corporation

11)
Card Interactive NV, a Curacao corporation

12)
Card Transactions, Inc., a California corporation

13)
Card Transactions NV, a Curacao corporation

14)
Interactive Telecom Network, Inc., a California corporation

15)
5430 Films, Inc., a Colorado corporation

16)
Interactive Gallery UK Ltd, a U.K. corporation

17)
Dream Web Entertainment, Inc., a California corporation

(1)
All subsidiaries were 100% owned as of March 31, 2012 except for Food Technologies International, LLC, which was 51% owned.

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  Exhibit 21.01